Exhibit 99.6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026 Vote by Internet - QUICK *** EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail LIVE OAK ACQUISITION CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/liveoakacqv/2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. ? FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS LIVE OAK ACQUISITION CORP. V The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Richard J. Hendrix and Adam J. Fishman, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Live Oak Acquisition Corp. V, a Cayman Islands exempted company (“Live Oak”), to be held virtually on ___________, 2026, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/liveoakacqv/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED. (Continued and to be marked, dated and signed on the other side)

2026

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2026

The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/liveoakacqv/2026

PROXY

THE BOARD OF DIRECTORS OF LIVE OAK ACQUISITION CORP. V RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 15.

Please mark your votes like this **X**

Proposal 1 - The Business Combination Proposal — to approve the Merger Agreement and the actions and transactions contemplated thereby.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2 - The Domestication Proposal — to approve (a) the change of the domicile of Live Oak pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation; (b) the adoption, upon the Domestication taking effect, of the Interim Charter and (c) the filing of a Certificate of Corporate Domestication and the Interim Charter with the Secretary of State of Delaware.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3 – The Charter Proposal – to approve the Proposed Charter and the Proposed Bylaws.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4-9 – The Organizational Documents Proposals – to approve six (6) separate non-binding advisory proposals regarding material differences between the Current Charter in effect prior to the Domestication and the terms and provisions to be set forth in the Proposed Charter and Proposed Bylaws, specifically:

Organizational Documents Proposal 4 - Under the Proposed Organizational Documents, the Combined Company will be authorized to issue (A) [ ] shares of Combined Company Common Stock and (B) [ ] shares of preferred stock.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 5 - The Proposed Organizational Documents will adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 6 - The Proposed Charter will require the affirmative vote of at least two-thirds of the total voting power of all then-outstanding shares of the Combined Company to amend, alter, repeal or rescind certain provisions of the Proposed Charter.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 7 - The Proposed Charter will require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at an election of directors, voting together as a single class, to remove a director only for cause.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 8 - The Proposed Charter will prohibit stockholder action by written consent in lieu of a meeting and require stockholders to take action at an annual or special meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 9 - The Proposed Charter will (1) change the corporate name from "Live Oak Acquisition Corp. V" to "Teamshares Inc.", (2) make the Combined Company's corporate existence perpetual and (3) remove certain provisions related to Live Oak's status as a blank check company that will no longer be applicable upon consummation of the Business Combination.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 10 – The Incentive Plan Proposal – to approve the 2026 Incentive Award Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 11 – The Employee Stock Purchase Plan Proposal – to approve the 2026 Employee Stock Purchase Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 12 – The Nasdaq Proposal – to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Combined Company Common Stock in connection with the Business Combination and the additional shares of Combined Company Common Stock that will, upon Closing, assuming approval by Live Oak shareholders of the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal be reserved for issuance pursuant to the Incentive Plan and the Employee Stock Purchase Plan Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 13 – The Director Election Proposal – to approve the election of five (5) directors, effective upon the Closing, to serve on the Combined Company Board.

Name

Michael Brown
Alex Eu
Adam J. Fishman
Richard J. Hendrix
Evan Moore

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the name(s) of the nominee(s) on the line below

____

Proposal 14 – The Insider Letter Amendments Proposal – to approve amendments to the Insider Letter Agreement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 15 – The Adjournment Proposal – to approve the adjournment of the Live Oak Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the chairman of the Live Oak Extraordinary General Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

CONTROL NUMBER

Signature______________________________ **Signature, if held jointly**______________________________ **Date**__________**2026.**

Note: Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.